Exhibit 99.1
TerraForm Global Reports 2015 Financial Results and Files Form 10-K

BETHESDA, Md., Dec. 21, 2016 (GLOBENEWSWIRE) -- TerraForm Global, Inc. (Nasdaq: GLBL) (“TerraForm Global” or the “Company”), a global owner and operator of clean energy power plants, today reported 2015 financial results and filed its Form 10-K for 2015 with the Securities and Exchange Commission. The Form 10-K for 2015 is available on the Investors section of TerraForm Global’s website at www.terraformglobal.com and a printed copy of the report may be requested free of charge by sending a request to investors@terraform.com.

“The TerraForm Global board of directors and management team are pleased to complete this milestone as we continue working to regain regulatory compliance,” said Peter Blackmore, Chairman and Interim CEO of TerraForm Global. “We remain committed to achieving our goals of enhancing TerraForm Global’s operational and financial performance and maximizing value for all shareholders.”

Strategic Alternatives

As announced on September 19, 2016, TerraForm Global is currently exploring strategic alternatives including transactions to secure a new sponsor or for sale of the whole company. Working with SunEdison and its stakeholders, the Company has a well-defined process underway with potential bidders. In January 2017, the Company’s Board of Directors expects to make a recommendation based on what best serves the interests of the Company and all of its shareholders including, if appropriate, recommending a transaction for approval by shareholders.

4Q 2015 Results: Key Metrics

4Q 2015
MW (net economic ownership) at end of period	854
Capacity Factor	31.1%
MWh (000s)	558
Adjusted Revenue / MWh	$93

Revenue, net ($M)	$51
Adjusted Revenue ($M)	$52
Net Income / (Loss) ($M)	($254)
Adjusted EBITDA ($M)	$40
Adjusted EBITDA Margin	76.7%
CAFD ($M)	$38

Unrestricted Cash at end of period ($M)	$922

As previously disclosed in the Company’s current reports on Form 8-K and described more fully in the Form 10-K for 2015, as of December 31, 2015, the Company did not maintain an effective control environment based on certain identified material weaknesses. Notwithstanding such material weaknesses, our management concluded that our consolidated financial statements in the Form 10-K for 2015 present fairly, in all material respects, the Company’s financial position, results of operations and cash flows as of the dates, and for the periods presented, in conformity with generally accepted accounting principles. The audited financial statements for the year ended December 31, 2015 include a going concern explanatory note.

Investor Conference Call

We will host an investor conference call and webcast to discuss our results.

Date:            Monday, January 9, 2017
Time:             4:30 pm ET
US Toll-Free #:         1 (855) 835-3565
International #:         1 (440) 996-5665
Code:             52796332
Webcast:         http://edge.media-server.com/m/p/igpuf4oo

The webcast will also be available on TerraForm Global's investor relations website: www.terraformglobal.com.
A replay of the webcast will be available for those unable to attend the live webcast.

About TerraForm Global

TerraForm Global is a renewable energy company that is changing how energy is generated, distributed and owned. TerraForm Global creates value for its investors by owning and operating clean energy power plants in high-growth emerging markets. For more information about TerraForm Global, please visit: www.terraformglobal.com.

Safe Harbor Disclosure

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “estimate,” “predict,” “project,” “goal,” “guidance,” “outlook,” “objective,” “forecast,” “target,” “potential,” “continue,” “would,” “will,” “should,” “could,” or “may” or other comparable terms and phrases. All statements that address operating performance, events, or developments that TerraForm Global expects or anticipates will occur in the future are forward-looking statements. They may include financial metrics such as estimates of expected adjusted EBITDA, cash available for distribution (CAFD), earnings, revenues, capital expenditures, liquidity, capital structure, future growth, financing arrangement and other financial performance items (including future dividends per share), descriptions of management’s plans or objectives for future operations, products, or services, or descriptions of assumptions underlying any of the above. Forward-looking statements are based on TerraForm Global’s current expectations or predictions of future conditions, events, or results and speak only as of the date they are made. Although TerraForm Global believes its respective expectations and assumptions are reasonable, it can give no assurance that these expectations and assumptions will prove to have been correct and actual results may vary materially.

By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, risks related to the SunEdison bankruptcy, including our transition away from reliance on SunEdison for management, corporate and accounting services, employees, critical systems and information technology infrastructure, and the operation, maintenance and asset management of our renewable energy facilities; risks related to events of default and potential events of default arising under our revolving credit facility, the indenture governing our senior notes, and/or project-level financing; risks related to failure to satisfy the requirements of Nasdaq, which could result in the delisting of our common stock; risks related to our exploration and potential execution of strategic alternatives; pending and future litigation; our ability to integrate the projects we acquire from third parties or otherwise realize the anticipated benefits from such acquisitions; the willingness and ability of counterparties to fulfill their obligations under offtake agreements; price fluctuations, termination provisions and buyout provisions in offtake agreements; our ability to successfully identify, evaluate, and consummate acquisitions; government regulation, including compliance with regulatory and permit requirements and changes in market rules, rates, tariffs, environmental laws and policies affecting renewable energy; operating and financial restrictions under agreements governing indebtedness; the condition of the debt and equity capital markets and our ability to borrow additional funds and access capital markets, as well as our substantial indebtedness and the possibility that we may incur additional indebtedness going forward; our ability to compete against traditional and renewable energy companies; potential conflicts of interests or distraction due to the fact that most of our directors and executive officers are also directors and executive officers of TerraForm Power, Inc.; and hazards customary to the power production industry and power generation operations, such as unusual weather conditions and outages; and our ability to manage our capital expenditures, economic, social and political risks and uncertainties inherent in international operations, including operations in emerging markets and the impact of foreign exchange rate fluctuations, the imposition of currency controls and restrictions on repatriation of earnings and cash, protectionist and other adverse public policies, including local content requirements, import/export tariffs, increased regulations or capital investment requirements, conflicting international business practices that may conflict with other customs or legal requirements to which we are subject, inability to obtain, maintain or enforce intellectual property rights, and being subject to the jurisdiction of courts other than those of the United States, including uncertainty of judicial processes and difficulty enforcing contractual agreements or judgments in foreign legal systems or incurring additional costs to do so. Many of these factors are beyond TerraForm Global’s control.

TerraForm Global disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data, or methods, future events, or other changes, except as required by law. The foregoing list of factors that might cause results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties which are described in TerraForm Global’s Form 10-K for the fiscal year ended December 31, 2015, as well as additional factors it may describe from time to time in other filings with the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

Adjusted Revenue

Adjusted Revenue is a supplemental non-GAAP measure used by our management for internal planning purposes, including for certain aspects of our consolidating operating budget. We believe Adjusted Revenue is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance.

Adjusted EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure which eliminates the impact on net income of certain unusual or non-recurring items and other factors that we do not consider representative of our core business or future operating performance. This measurement is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance, including net income. The presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by non-operating, unusual or non-recurring items.

Cash Available for Distribution (CAFD)

CAFD is a supplemental non-GAAP measure of TerraForm Global's ability to earn and distribute cash to investors. This measurement is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance, including net income, net cash provided by (used in) operating activities or any other liquidity measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs.

Contacts:

Investors:

Brett Prior
TerraForm Global
investors@terraform.com

Media:

Meaghan Repko / Joseph Sala / Nicholas Leasure
Joele Frank, Wilkinson Brimmer Katcher
media@terraform.com
(212) 355-4449

TERRAFORM GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Year Ended December 31,		
	2015	**2014**	**2013**
Operating revenues, net	$ 124,116	$ 39,449	$ 22,196
Operating costs and expenses:			
Cost of operations	9,964	1,999	355
Cost of operations - affiliate	6,388	2,257	1,311
General and administrative expense	11,603	1,349	1,047
General and administrative expense - affiliate	20,668	10,850	4,790
Acquisition, formation and related costs	39,358	—	—
Depreciation, accretion and amortization expense	28,769	7,167	4,785
Provision for contingent loss on deposit for acquisitions	231,000	—	—
Total operating costs and expenses	347,750	23,622	12,288
Operating (loss) income	(223,634)	15,827	9,908
Other expense (income):			
Loss on extinguishment of debt, net	2,298	—	—
Interest expense, net	107,648	24,294	11,812
Gain on previously held equity investment	(1,426)	—	—
Loss (gain) on foreign currency exchange, net	35,363	(4,038)	2,247
Other income, net	(1,366)	(1,090)	(223)
Total other expenses, net	142,517	19,166	13,836
Loss before income tax expense	(366,151)	(3,339)	(3,928)
Income tax expense (benefit)	4,858	1,700	(1,651)
Net loss	(371,009)	$ (5,039)	$ (2,277)
Less: Predecessor loss prior to initial public offering on August 5, 2015	(39,353)		
Net loss subsequent to initial public offering	(331,656)		
Less: Net loss attributable to non-controlling interests	(118,995)		
Net loss attributable to TerraForm Global, Inc. Class A common stockholders	$ (212,661)		
Weighted average number of shares:			
Class A common stock - Basic and diluted	100,813		
Loss per share:			
Class A common stock - Basic and diluted	$ (2.11)		

4

TERRAFORM GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(In thousands)

	Year Ended December 31,		
	2015	**2014**	**2013**
Net loss	$ (371,009)	$ (5,039)	$ (2,277)
Other comprehensive income (loss), net of tax:			
Net foreign currency translation adjustments	(9,363)	(8,167)	(5,161)
Net unrealized (loss) gain on hedging instruments	13,747	(12,903)	2,762
Other comprehensive income (loss), net of tax	4,384	(21,070)	(2,399)
Total comprehensive loss	(366,625)	(26,109)	(4,676)
Less: Predecessor comprehensive loss prior to initial public offering on August 5, 2015	(43,453)	(26,109)	(4,676)
Comprehensive loss subsequent to initial public offering	(323,172)	$ —	$ —
Less: Comprehensive loss attributable to non-controlling interests:			
Net loss	(118,995)		
Net foreign currency translation adjustments	(12,990)		
Net unrealized gain on hedging instruments	2,426		
Comprehensive loss attributable to non-controlling interest	(129,559)		
Comprehensive loss attributable to Class A common stockholders	$ (193,613)		

5

TERRAFORM GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,	
(In thousands, except per share data)	**2015**	**2014**
ASSETS		
Current assets:		
Cash and cash equivalents	$ 921,946	$ 150,146
Cash committed for construction projects	—	42,416
Current portion of restricted cash, including consolidated variable interest entities of $46,321 and $1,860 as of December 31, 2015 and 2014, respectively	119,151	22,083
Accounts receivable, net	30,287	11,728
Prepaid expenses and other current assets, including consolidated variable interest entities of $123,876 as of December 31, 2015 and zero as of December 31, 2014	144,743	8,293
Total current assets	1,216,127	234,666
Power plants, net, including consolidated variable interest entities of $478,884 and $174,804 as of December 31, 2015 and 2014, respectively	1,148,350	386,079
Restricted cash	22,582	21,312
Intangible assets, net including consolidated variable interest entities of $51,159 as of December 31, 2015 and zero as of December 31, 2014	70,630	—
Equity method investment	73,249	—
Deposit for acquisitions, net including consolidated variable interest entities of $40,134 as of December 31, 2015 and zero as of December 31, 2014	51,101	—
Due from SunEdison, net	10,110	—
Other assets	66,901	31,399
Total assets	$ 2,659,050	$ 673,456
LIABILITIES AND STOCKHOLDERS' EQUITY		
Current liabilities:		
Current portion of long-term debt, including consolidated variable interest entities of $326,535 and $3,703 as of December 31, 2015 and 2014, respectively	$ 327,714	$ 31,542
Accounts payable	8,034	9,894
Accrued expenses and other current liabilities, including consolidated variable interest entities of $34,338 and $1,286 as of December 31, 2015 and 2014, respectively	123,280	2,326
Deferred tax liabilities	—	1,384
Due to SunEdison, net	—	47,266
Total current liabilities	459,028	92,412
Long-term debt, less current portion	968,047	492,569
Asset retirement obligations	8,629	5,049
Other long-term liabilities	1,455	31,781
Deferred tax liabilities, including consolidated variable interest entities of $37,295 as of December 31, 2015 and zero as of December 31, 2014	39,482	2,881
Total liabilities	1,476,641	624,692
Stockholders' Equity:		
Invested equity	—	75,285
Preferred stock, par value $0.01 per share, 50,000,000 shares authorized, no shares issued and outstanding as of December 31, 2015 or 2014	—	—
Class A common stock, par value $0.01 per share, 2,750,000,000 shares authorized, 114,630,318 shares issued and outstanding as of December 31, 2015, no shares issued or outstanding as of December 31, 2014	1,146	—
Class B common stock, par value $0.01 per share, 200,000,000 shares authorized, 61,343,054 shares issued and outstanding as of December 31, 2015, no shares issued or outstanding as of December 31, 2014	613	—
Class B1 common stock, par value $0.01 per share, 550,000,000 shares authorized, no shares issued or outstanding as of December 31, 2015 or 2014	—	—
Treasury stock, at cost, 5,244 shares owned as of December 31, 2015, no shares owned as of December 31, 2014	(28)	—
Additional paid-in capital	923,924	—

6

Accumulated deficit	(212,661)	—
Accumulated other comprehensive loss	(11,253)	(26,521)
Total TerraForm Global, Inc. stockholders' equity	701,741	48,764
Non-controlling interests	480,668	—
Total stockholders' equity	1,182,409	48,764
Total liabilities and stockholders' equity	$ 2,659,050	$ 673,456

7

TERRAFORM GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
(In thousands)

	Controlling Interest											Non-controlling Interests				
	Net SunEdison Investment	Class A Common Stock		Class B Common Stock		Treasury Stock		Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total	Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total	Total Stockholders' Equity
		Shares	Amount	Shares	Amount	Shares	Amount									
Balance at January 1,	$ 35,749	—	$ —	—	$ —	$ —	$ —	$ —	$ (3,052)	$ —	$ 32,697	$ —	$ —	$ —	$ —	$ 32,697
Net loss	(2,277)	—	—	—	—	—	—	—	—	—	(2,277)	—	—	—	—	(2,277)
Contributions from SunEdison, net	41,680	—	—	—	—	—	—	—	—	—	41,680	—	—	—	—	41,680
Other comprehensive loss	—	—	—	—	—	—	—	—	$ (2,399)	—	(2,399)	—	—	—	—	(2,399)
Balance at December 31, 2013	$ 75,152	—	$ —	—	$ —	$ —	$ —	$ —	$ (5,451)	$ —	$ 69,701	$ —	$ —	$ —	$ —	69,701
Net loss	(5,039)	—	—	—	—	—	—	—	—	—	(5,039)	—	—	—	—	(5,039)
Contributions from SunEdison, net	5,172	—	—	—	—	—	—	—	—	—	5,172	—	—	—	—	5,172
Other comprehensive loss	—	—	—	—	—	—	—	—	(21,070)	—	(21,070)	—	—	—	—	(21,070)
Balance at December 31, 2014	$ 75,285	—	$ —	—	$ —	$ —	$ —	$ —	$ (26,521)	$ —	$ 48,764	$ —	$ —	$ —	$ —	$ 48,764
Contributions from SunEdison, net	15,741	—	—	—	—	—	—	—	—	—	15,741	—	—	—	—	15,741
Private Placements	486,017	—	—	—	—	—	—	—	—	—	486,017	—	—	—	—	486,017
Net loss	(39,353)	—	—	—	—	—	—	—	—	—	(39,353)	—	—	—	—	(39,353)
Other comprehensive loss	—	—	—	—	—	—	—	—	(4,100)	—	(4,100)	—	—	—	—	(4,100)
Balance at August 5, 2015	$ 537,690	—	$ —	—	$ —	$ —	$ —	$ —	$ (30,621)	$ —	$ 507,069	$ —	$ —	$ —	$ —	$ 507,069

(continued)

8

TERRAFORM GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
(In thousands)

	Controlling Interest											Non-controlling Interests				
	Net SunEdison Investment	Class A Common Stock		Class B Common Stock		Treasury Stock		Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total	Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total	Total Stockholders' Equity
		Shares	Amount	Shares	Amount	Shares	Amount									
Balance at August 5, 2015	$ 537,690	—	$ —	—	$ —	—	$ —	$ —	$ (30,621)	$ —	$ 507,069	$ —	$ —	$ —	$ —	$ 507,069
Establish U.S. deferred tax assets and liabilities, net at IPO	5,541	—	—	—	—	—	—	—	—	—	5,541	—	—	—	—	5,541
Establish non-controlling interests in power plants	(66,223)	—	—	—	—	—	—	—	8,653	—	(57,570)	66,223	—	(8,653)	57,570	—
Conversion of former Class B common stock to Class B common stock and 469 to 1 stock split	(1,307)	—	—	61,343,054	613	—	—	694	—	—	—	—	—	—	—	—
Conversion of Private Placement Class D units of Global LLC to Class A common stock	(486,017)	36,471,710	365	—	—	—	—	485,652	—	—	—	—	—	—	—	—
Issuance of Class B membership units in TerraForm Global, LLC to SunEdison at IPO	10,316	—	—	—	—	—	—	(474,175)	—	—	(463,859)	463,859	—	—	463,859	—
Conversion of former Class C common stock to Class A common stock and 178 to 1 stock split	—	9,960,982	100	—	—	—	—	(100)	—	—	—	—	—	—	—	—
Forfeiture of Class A common stock upon termination of employment	—	(2,186,428)	(22)	—	—	—	—	22	—	—	—	—	—	—	—	—
Issuance of Class A common stock to SunEdison at IPO	—	2,000,000	20	—	—	—	—	29,980	—	—	30,000	—	—	—	—	30,000
Issuance of Class A common stock related to public offering, net of issuance costs	—	43,000,000	430	—	—	—	—	588,648	—	—	589,078	—	—	—	—	589,078
Issuance of Class A common stock related to the Private Placement, net of issuance costs	—	4,500,000	45	—	—	—	—	63,084	—	—	63,129	—	—	—	—	63,129
Issuance of Class A common stock related to the acquisition of BioTherm	—	544,055	5	—	—	—	—	3,557	—	—	3,562	2,265	—	—	2,265	5,827
Issuance of Class A common stock related to the acquisition of Renova	—	20,327,499	203	—	—	—	—	120,148	—	—	120,351	63,206	—	—	63,206	183,557
Contribution by SunEdison of put / call agreement related to the acquisition of Renova	—	—	—	—	—	—	—	—	—	—	—	20,440	—	—	20,440	20,440
Stock-based compensation	—	12,500	—	—	—	—	—	1,601	—	—	1,601	—	—	—	—	1,601
Net loss	—	—	—	—	—	—	—	—	—	(212,661)	(212,661)	—	(118,995)	—	(118,995)	(331,656)
Contributions from SunEdison, net	—	—	—	—	—	—	—	—	—	—	—	75,813	—	—	75,813	75,813
Other comprehensive loss	—	—	—	—	—	—	—	—	10,715	—	10,715	—	—	(1,100)	(1,100)	9,615
Acquisitions of non-controlling interests	—	—	—	—	—	—	—	—	—	—	—	42,310	—	—	42,310	42,310
Dividends paid	—	—	—	—	—	—	—	(19,546)	—	—	(19,546)	(341)	—	—	(341)	(19,887)
Acquisition of treasury stock	—	—	—	—	—	5,244	(28)	—	—	—	(28)	—	—	—	—	(28)
Equity reallocation	—	—	—	—	—	—	—	124,359	—	—	124,359	(124,359)	—	—	(124,359)	—
Balance at December 31, 2015	$ —	114,630,318	$ 1,146	61,343,054	$ 613	$ 5,244	$ (28)	$ 923,924	$ (11,253)	$ (212,661)	$ 701,741	$ 609,416	$ (118,995)	$ (9,753)	$ 480,668	$ 1,182,409

9

TERRAFORM GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31,		
	2015	**2014**	**2013**
Cash flows from operating activities:			
Net loss	$ (371,009)	$ (5,039)	$ (2,277)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:			
Amortization of deferred financing costs	21,159	1,140	772
Depreciation, accretion and amortization	28,769	7,167	4,785
Stock-based compensation expense	1,601	—	—
Change in fair value of interest rate swaps	(5,639)	705	(158)
Provision for contingent loss on deposit for acquisitions	231,000	—	—
Gain on previously held equity investment	(1,426)	—	—
Loss on extinguishment of debt	2,298	—	—
Unrealized gains on foreign currency, net	(21,383)	—	—
Deferred tax expense (benefit)	3,230	1,461	(1,956)
Other non-cash items	(763)		
Changes in operating assets and liabilities:			
Accounts receivable	3,187	(7,533)	(2,766)
Prepaid expenses and other assets	54,328	(656)	(3,518)
Accounts payable, accrued expenses and other liabilities	61,072	(5,512)	3,892
Due to/from SunEdison, net	3,197	23,327	(15,746)
Net cash provided by (used in) operating activities	9,621	15,060	(16,972)
Cash flows from investing activities:			
Capital expenditures	(94,253)	(190,267)	(60,312)
Change in cash committed for construction	40,573	(40,305)	(2,120)
Change in restricted cash	(29,435)	(1,509)	(38,776)
Cash paid for acquisitions, net of cash acquired	(266,025)	—	—
Cash paid for equity method investment	(72,400)	—	—
Cash paid for deposit for acquisitions	(276,400)	—	—
Cash paid for settlement of foreign currency contracts	(54,524)	—	—
Other	—	228	(745)
Net cash used in investing activities	(752,464)	(231,853)	(101,953)
Cash flows from financing activities:			
Proceeds from Bridge Facility	400,000	150,000	—
Repayments on Bridge Facility	(550,000)	—	—
Proceeds from Revolver	135,000	—	—
Proceeds from IPO, net of fees	623,970	—	—
Proceeds from 2022 Senior Notes, net of discount	799,899	—	—
Repayments on 2022 Senior Notes	(6,800)	—	—
Repayments of system debt financing	(475,901)	(8,693)	(4,922)
Proceeds from system debt financing	50,476	224,023	89,025
Net SunEdison investment	73,786	5,930	48,066
Proceeds from Private Placement, net of fee	549,147	—	—
Proceeds from loans from SunEdison and affiliates	—	3,951	2,580
Payment of dividends	(19,887)	—	—
Payment of deferred financing costs	(42,731)	(9,692)	(16,110)
Net cash provided by financing activities	1,536,959	365,519	118,639
Net increase in cash and cash equivalents	794,116	148,726	(286)
Effect of exchange rate changes on cash and cash equivalents	(22,316)	(1,728)	(576)
Cash and cash equivalents at beginning of period	150,146	3,148	4,010
Cash and cash equivalents at end of period	$ 921,946	$ 150,146	$ 3,148

10

TERRAFORM GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(CONTINUED)
(In thousands)

	Year Ended December 31,		
	2015	2014	2013
Supplemental disclosures:			
Cash paid for interest, net of amounts capitalized of $1,780, $1,623 and $633, respectively	$ 73,837	$ 22,754	$ 8,784
Schedule of non-cash activities:			
Additions to power plants in due to SunEdison, net	5,265	2,100	14,801
Additions of asset retirement obligation ("ARO") assets and liabilities	863	2,930	1,733
ARO assets and obligations from acquisitions	3,690	—	—
Decrease in due to SunEdison, net in exchange for equity	76,362	—	—
Issuance of Class A common stock in connection with acquisitions of power plants	189,384	—	—
Non-controlling interest in Global LLC (Class B units) issued in connection with the initial public offering	463,859	—	—
Long-term debt assumed in connection with acquisitions	470,963	—	—
Viability Gap Funding subsidies receivable	17,910	—	—

11

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Appendix Table A-1: Reg. G: TerraForm Global, Inc. Reconciliation of Net Income (Loss) to Adjusted EBITDA and CAFD

Adjusted EBITDA

We believe Adjusted EBITDA is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance and debt service capabilities. In addition, Adjusted EBITDA is used by our management for internal planning purposes, including for certain aspects of our consolidated operating budget.

We define Adjusted EBITDA as net income (loss) plus depreciation, accretion and amortization, non-cash affiliate general and administrative costs, acquisition related expenses, interest expense, gains (losses) on interest rate swaps, foreign currency gains (losses), income tax (benefit) expense and stock compensation expense, and certain other non-cash charges, unusual, non-operating or non-recurring items and other items that we believe are not representative of our core business or future operating performance. Our definitions and calculations of these items may not necessarily be the same as those used by other companies. Adjusted EBITDA is not a measure of liquidity or profitability and should not be considered as an alternative to net income, operating income, net cash provided by operating activities or any other measure determined in accordance with U.S. GAAP.

Cash Available For Distribution (CAFD)

We believe CAFD is not a measure of liquidity or profitability and should not be considered as an alternative to net income, operating income, net cash provided by operating activities or any other measure determined in accordance with U.S. GAAP.

We believe cash available for distribution is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance. In addition, cash available for distribution is used by our management team for internal planning purposes.

Reconciliation of Cash Provided by Operating Activities to CAFD

We have historically defined “cash available for distribution” or “CAFD” as net cash provided by operating activities of Global LLC as adjusted for certain other cash flow items that we associate with our operations. It is a non-GAAP measure of our ability to generate cash to service our dividends. Cash available for distribution represents net cash provided by (used in) operating activities of Global LLC (i) plus or minus changes in assets and liabilities as reflected on our statement of cash flows, (ii) minus deposits into (or plus withdrawals from) restricted cash accounts required by project financing arrangements to the extent they decrease (or increase) cash provided by operating activities, (iii) minus cash distributions paid to non-controlling interests in our projects, if any, (iv) minus scheduled project-level and other debt service payments and repayments in accordance with the related borrowing arrangements, to the extent they are paid from operating cash flows during a period, (v) minus non-expansionary capital expenditures, if any, to the extent they are paid from operating cash flows during a period, (vi) plus cash contributions from SunEdison pursuant to the Interest Payment Agreement, (vii) plus operating costs and expenses paid by SunEdison pursuant to the Management Services Agreement to the extent such costs or expenses exceed the fee payable by us pursuant to such agreement but otherwise reduce our net cash provided by operating activities and (viii) plus or minus operating items as necessary to present the cash flows we deem representative of our core business operations, with the approval of the audit committee.

Reconciliation of Adjusted EBITDA to CAFD

Effective December 31, 2015, we have changed our method of presenting the reconciliation of Cash Available For Distribution (CAFD) to begin with Adjusted EBITDA (as presented in our reconciliation from Net Income to Adjusted EBITDA), instead of from Cash from Operating Activities. The new method produces the same result for CAFD, is consistent with our view that CAFD is primarily a business performance metric, and presents the reconciliation of CAFD in a format that is easier for investors to understand. In addition, at December 31, 2015 we adopted an updated policy for accounting for restricted cash. This change in accounting policy impact is reflected in our final reconciliation of CAFD as presented below for 2015, and impacts the timing of CAFD realization during the year. The annual impact is generally immaterial. The presentation of CAFD using the Cash From Operations method is provided below to demonstrate the consistency of outcome with the Adjusted EBITDA method, and will be discontinued for reconciliations of financial periods ending after December 31, 2015.

Effective December 31, 2015, we define “cash available for distribution” or “CAFD” as adjusted EBITDA of Global LLC as adjusted for certain cash flow items that we associate with our operations. Cash available for distribution represents adjusted EBITDA (i) minus deposits into (or plus withdrawals from) restricted cash accounts required by project financing arrangements to the extent they decrease (or increase) cash provided by operating activities, (ii) minus cash distributions paid to non-controlling interests in our renewable energy facilities, if any, (iii) minus scheduled project-level and other debt service payments and repayments in accordance with the related borrowing arrangements, to the extent they are paid from operating cash flows during a period, (iv) minus non-expansionary capital expenditures, if any, to the extent they are paid from operating cash flows during a period, (v) plus or minus operating items as necessary to present the cash flows we deem representative of our core business operations, with the approval of the audit committee.

The following table presents a reconciliation of net loss to Adjusted EBITDA to CAFD:

(In thousands)	Quarter Ended December 31, 2015
Net loss	$(254,196)
Interest expense, net	23,061
Income tax expense (benefit)	4,426
Depreciation, accretion and amortization expense (a)	16,449
General and administrative expense - affiliate (b)	5,767
Non-cash stock-based compensation	1,523
Acquisition, formation and related cost (c)	10,846
Provision for contingent loss on deposit for acquisitions (d)	231,000
Loss (gain) on foreign currency exchange, net (e)	7,286
Loss (gain) on extinguishment of debt, net	528
Other net loss (income)	(4,434)
Other non-operating expenses (f)	(2,537)
Adjusted EBITDA	39,718
Interest payment	(7,278)
Scheduled project level and other debt service and repayments	(1,243)
Cash distributions to non-controlling interests	(3,513)
Non-expansionary capital expenditures	(689)
Change in restricted cash (g)	(10,499)
Settlement gain/(loss) on foreign currency exchange related to operations	3,000
Other (h)	18,493
Cash available for distribution (CAFD)	$37,989

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(a)	Includes $0.5 million reduction within operating revenues, net due to net amortization of favorable and unfavorable rate revenue contracts for the three months ended December 31, 2015.

(b)
In conjunction with the closing of the IPO in August 5, 2015, we entered into the MSA with SunEdison, pursuant to which SunEdison agreed to provide or arrange for other service providers to provide management and administrative services to us. No cash consideration was paid to SunEdison for these services for the quarter ended December 31,

2015 and amount of general and administrative expense-affiliate in excess of the fees paid to SunEdison is treated as an addback in the reconciliation of net income (loss) to Adjusted EBITDA. In addition, non-operating items and other items incurred directly by TerraForm Global that we do not consider indicative of our core business operations will be treated as an addback in the reconciliation of net income (loss) to Adjusted EBITDA.  The Company’s normal operating general and administrative expenses, not paid by SunEdison, are not added back in the reconciliation of net income (loss) to Adjusted EBITDA.

(c)
Represents transaction related costs, including affiliate acquisition costs, associated with the acquisitions completed during the year ended December 31, 2015 since such costs are considered to be paid for with financing sources. Additionally, includes formation and offering related fees and expenses and Formation and offering related fees and expenses - affiliate reflected in the consolidated statement of operations. These fees consist of professional fees for legal, tax, and accounting services related to our IPO.

(d)
On November 20, 2015, the Company and SunEdison Holdings Corporation entered into an Equity Interest Purchase and Sale Agreement pursuant to which the Company agreed to acquire from SunEdison Holdings Corporation a portfolio of 17 solar energy projects in India with an aggregate nameplate capacity of 425 MW (the “425 MW India Projects”). This agreement was subsequently amended and restated on December 1, 2015. Pursuant to the Amended and Restated Equity Interest Purchase and Sale Agreement (the “India PSA”), the Company paid $231.0 million in cash to SunEdison Holdings Corporation in exchange for the 425 MW India Projects, which projects would be transferred to the Company upon satisfaction of certain conditions precedent. The $231.0 million paid by the Company in accordance with the India PSA is reported as a deposit for acquisitions on the Company’s consolidated balance sheet as of December 31, 2015. The Company determined that the deposit for acquisition of the 425 MW India Projects was not realizable as of December 31, 2015 and recorded a provision for contingent loss of the full $231.0 million in the consolidated balance sheet as of December 31, 2015. The Company also recorded a corresponding charge in the consolidated statement of operations for the year ended December 31, 2015.

(e)
Includes settled and unsettled gains and losses on foreign currency hedges related to operating and investing activities. The net loss relates primarily to losses on foreign currency hedges of certain planned acquisitions, and is partially offset by gains on foreign currency hedges associated with operations.

(f)	Other charges and or non-operating items that we believe are not representative of our core business or future operating performance.

(g)	Net change in restricted cash excludes impact of any foreign currency appreciation or depreciation during the period from 3Q 2015 and 4Q 2015.

(h)
Items include economic ownership in certain acquired operating assets, which accrued to TerraForm Global, Inc. prior to each acquisition close date. Includes $10.7M related to our acquisition of wind plants from FERSA for the period January 1, 2015 to December 31, 2015 and $5.9M related to our acquisition of wind plants from Renova for the period May 1, 2015 to September 18, 2015.

Appendix Table A-2: Reg. G: TerraForm Global, Inc. Reconciliation of Net Cash Provided by Operating Activities to CAFD

The following table presents a reconciliation of net cash provided by operating activities to CAFD:

(In thousands)	Quarter Ended December 31, 2015
Net cash provided by operating activities	$22,786
Changes in operating assets and liabilities	(64,096)
Change in restricted cash (a)	(10,499)
Cash distributions to non-controlling interests	(3,513)
Scheduled project level and other debt service and repayments	(1,243)
Non-expansionary capital expenditures	(689)

Other items:
General and administrative expense - affiliate (b)	5,767
Acquisitions, formation and related costs (c)	10,846
Change in accrued interest	23,646
Economic ownership adjustment (d)	16,647
Settlement on foreign currency exchange related to acquisition (e)	35,896
Other items	2,440
Sub-total other items	95,242
Cash available for distribution	$37,989

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(a)	Net change in restricted cash excludes impact of any foreign currency appreciation or depreciation during the period from 3Q 2015 and 4Q 2015.

(b)
In conjunction with the closing of the IPO in August 5, 2015, we entered into the MSA with SunEdison, pursuant to which SunEdison agreed to provide or arrange for other service providers to provide management and administrative services to us. No cash consideration was paid to SunEdison for these services for the quarter ended December 31, 2015 and amount of general and administrative expense-affiliate in excess of the fees paid to SunEdison is treated as an addback in the reconciliation of net income (loss) to Adjusted EBITDA. In addition, non-operating items and other items incurred directly by TerraForm Global that we do not consider indicative of our core business operations will be treated as an addback in the reconciliation of net income (loss) to Adjusted EBITDA.  The Company’s normal operating general and administrative expenses, not paid by SunEdison, are not added back in the reconciliation of net income (loss) to Adjusted EBITDA.

(c)
Represents transaction related costs, including affiliate acquisition costs, associated with the acquisitions completed during the year ended December 31, 2015 since such costs are considered to be paid for with financing sources. Additionally, includes formation and offering related fees and expenses and Formation and offering related fees and expenses - affiliate reflected in the consolidated statement of operations. These fees consist of professional fees for legal, tax, and accounting services related to our IPO.

(d)
Items include economic ownership in certain acquired operating assets, which accrued to TerraForm Global, Inc. prior to each acquisition close date. Includes $10.7M related to our acquisition of wind plants from FERSA for the period January 1, 2015 to December 31, 2015 and $5.9M related to our acquisition of wind plants from Renova for the period May 1, 2015 to September 18, 2015.

(e)	Represents settled portion of foreign exchange contracts related to the purchase price on acquisitions.

Appendix Table A-3: Reg. G: TerraForm Global, Inc. Reconciliation of Operating Revenues to Adjusted Revenue

Adjusted Revenue

We define Adjusted Revenue as operating revenues, net adjusted for non-cash items including unrealized gain/loss on derivatives, amortization of favorable and unfavorable revenue contracts and other non-cash items. We believe Adjusted Revenue is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance. Adjusted Revenue is a non-GAAP measure used by our management for internal planning purposes, including for certain aspects of our consolidating operating budget.

The following table presents a reconciliation of Operating revenues, net to Adjusted Revenue:

(In thousands)	Quarter Ended December 31, 2015
Adjustments to reconcile Operating revenues, net to adjusted revenue
Operating revenues, net	$51,256
Amortization of favorable and unfavorable rate revenue contracts, net (a)	507
Adjusted revenue	$51,763

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(a)	Represents net amortization of favorable and unfavorable rate revenue contracts included within operating revenues, net